Exhibit 21.1

Subsidiaries of Wells Real Estate Investment Trust, Inc. and Wells Operating Partnership, LP

Wells Operating Partnership, LP

Wells REIT-Independence Square, LLC

Wells Washington Properties, Inc.

Wells REIT – Pasadena, CA GP, LLC

Wells REIT – Pasadena, CA, L.P.

Wells – EDS Des Moines, LP

Wells REIT—Montgomery, LLC

Wells Bridgewater I, LLC

Wells REIT – Bridgewater, NJ LLC

35 W. Wacker Owner, LLC

35 West Wacker Venture, LP

Wells Buck Venture, LP

Wells 35 W. Wacker LLC

Wells REIT I – 3100 Clarendon LLC

Wells REIT I – Shady Grove V, LLC

Wells REIT I – 1075 West Entrance, LLC

Wells REIT Multi-State Owner, LLC

Wells REIT – Nashville, TN, LLC

Wells REIT – Austin TX, LP

Wells REIT –Austin TX, LLC

Wells REIT – Orange County, CA, LP

Wells REIT – Orange County, CA, LLC

Wells REIT One Brattle Square I, LLC

Wells REIT One Brattle Square II, LLC

4250 North Fairfax Property, LLC

400 Virginia Avenue, LLC

1201 Eye Street, N.W. Associates, LLC

1215 ESDI, LLC

1225 Equity LLC

1225 Eye Street, N.W. Associates, LLC

1201 Equity LLC

Wells REIT I – 400 Bridgewater Crossing, LLC

Wells REIT – Two Pierce Place, LLC

Wells REIT – Las Colinas Corporate Center I, LP

Wells REIT – Las Colinas Corporate Center I, LLC

Wells REIT – Las Colinas Corporate Center II, LP

Wells REIT – Las Colinas Corporate Center II, LLC

TTF Lending, LLC

TZO Lending, LLC

Cypress Concourse A, LLC

Wells 60 Broad Street, LLC

Wells REIT – 800 Nicollett Avenue, LLC

Wells REIT – 800 Nicollett Avenue Owner, LLC

4250 North Fairfax Owner, LLC

Wells 1901 Market Business Trust

Wells 1901 Market Street, LLC

Wells REIT Chicago Center Owner, LLC

Wells REIT Holtsville NY, LLC

Wells REIT Glendale, CA, LLC

Wells REIT Chicago Center, Chicago, LLC

Wells REIT – 1430 Enclave Parkway, LP

Wells REIT – 1430 Enclave Parkway, LLC

Wells REIT – Windy Point I, LLC

Wells REIT – Windy Point II, LLC